Exhibit 10(c)

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of March 29, 2007 (this “Agreement”), is entered into among Cantel Medical Corp., a Delaware corporation (the “Borrower”), the Guarantors party to the Subsidiary Guaranty, the Lenders party hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

A.            The Borrower, the Lenders and the Administrative Agent entered into that certain Amended and Restated Credit Agreement, dated as of August 1, 2005 (as previously amended or modified, the “Credit Agreement”).

B.            The parties hereto have agreed to amend the Credit Agreement as provided herein.

C.            In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

1.             Amendments.

(a)           Section 1.1.  The definition of “Permitted Acquisitions” appearing in Section 1.1 of the Credit Agreement is amended to read as follows:

“Permitted Acquisitions” means any acquisition by the Borrower or any of the Borrower’s Subsidiaries of all or substantially all of the assets or the capital stock or other equity interest of any Person (or segment of such Person’s business) which either (a) has been consented to in writing by the Administrative Agent and the Required Lenders, or (b) complies with each of the following: (i) such Person (or segment of such Person’s business) is engaged in a similar or related line of business as the Borrower or any of its Subsidiaries, (ii) the aggregate cash consideration payable and Debt assumed in respect of all such acquisitions during the term of this Agreement (excluding, for purposes hereof, the acquisition of substantially all of the assets of the medical water/dialysis segment of GE Osmonics, Inc. for approximately $31,000,000) shall not exceed $25,000,000, (iii) such Person (or segment of such Person’s business) on a Consolidated basis with its Subsidiaries being acquired in the proposed acquisition had positive EBITDA for the twelve (12) month period ending on the last day of the calendar month immediately preceding the closing of the proposed acquisition, (iv) after giving effect to the proposed acquisition (excluding, for purposes hereof, the acquisition of substantially all of the assets of the medical water/dialysis segment of GE Osmonics, Inc.), the Revolving Credit Availability shall equal at least $5,000,000, (v) the Borrower shall give the Administrative Agent and the Lenders not less than ten (10) Business Days prior written notice of its intention to make a Permitted Acquisition, such notice to include the proposed amounts, date and form of the proposed transaction, a reasonable description of the stock or assets to be acquired and the location of all assets, and a certificate demonstrating compliance with the financial covenants contained in Article VIII on a Pro Forma Basis after giving effect to the consummation of such acquisition, (vi) concurrently with the making of a Permitted Acquisition, the Borrower shall, as additional collateral security for the Obligations, grant or cause to be granted to the Administrative Agent for the ratable benefit of the Lenders, prior liens on and security interests (subject to Liens permitted by Section 6.1 existing with respect to such assets at the time of the Permitted Acquisition) in any of the acquired assets by the execution and delivery to the Administrative Agent of such agreements, instruments and documents as shall be reasonably satisfactory in form and substance to the Administrative Agent, and (vii) no Default shall exist and be continuing or would exist after giving effect to such acquisition.

(b)           Section 6.2.  Clause (i) of Section 6.2(c) of the Credit Agreement is amended to read as follows:

(i)            (A) Debt secured by Liens permitted by Section 6.1(d) not to exceed in the aggregate $500,000 at any time outstanding, (B) Capitalized Leases, collectively not to exceed in the aggregate $3,000,000 at any time outstanding, (C) Operating Leases and (D) Debt existing on the Closing Date and described on Schedule 4.19; and

2.             Effectiveness; Conditions Precedent.  This Agreement shall be effective as of the date hereof when all of the conditions set forth in this Section 2 shall have been satisfied in form and substance satisfactory to the Administrative Agent.

(a)           Execution and Delivery of Agreement.  The Administrative Agent shall have received copies of this Agreement duly executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent.

(b)           Expenses.  The Borrower shall have paid all expenses owed by the Borrower to the Administrative Agent.

3.             Ratification of Credit Agreement.  The Loan Parties acknowledge and consent to the terms set forth herein and agree that this Agreement does not impair, reduce or limit any of their obligations under the Loan Documents and all of which are hereby ratified and confirmed.

4.             Authority/Enforceability.  Each of the Loan Parties represents and warrants as follows:

(a)           It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b)           This Agreement has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) Federal Bankruptcy Code or any similar debtor relief laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement.

(d)           The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of its or its Subsidiaries’ organization documents (e.g., articles of incorporation and bylaws) or (ii) materially violate, contravene or conflict with any laws applicable to it or any of its Subsidiaries.

5.             Representations and Warranties of the Loan Parties.  The Loan Parties represent and warrant to the Lenders that (a) the representations and warranties contained in each Loan Document are correct in all material respects on and as of the date hereof, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date other than the date hereof, in which case, such representations and warranties are correct in all material respects as of such specific date, and (b) no event has occurred and is continuing which constitutes a Default.

6.             Release.  In  consideration of the Lenders entering into this Agreement, the Loan Parties hereby release the Administrative Agent, the Lenders and the Administrative Agent’s and the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act solely in connection with the Loan Documents on or prior to the date hereof.

7.             Counterparts/Telecopy.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of executed counterparts of this Agreement by telecopy shall be effective as an original.

8.             GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:
CANTEL MEDICAL CORP.,
as Borrower

	By:	/s/ R. Scott Jones
	Name:	R. Scott Jones
	Title:	President & CEO

	By:	/s/ Craig A. Sheldon
	Name:	Craig A. Sheldon
	Title:	Senior VP & CFO

GUARANTORS:
MINNTECH CORPORATION

	By:	/s/ Kevin B. Finkle
	Name:	Kevin B. Finkle
	Title:	Sr. VP, Finance & Administration; Treasurer
& Secretary

MAR COR PURIFICATION, INC.

	By:	/s/ Andrew G. Stitzinger
	Name:	Andrew G. Stitzinger
	Title:	VP Finance, Service & Secretary

CROSSTEX INTERNATIONAL, INC.

	By:	/s/ Richard Allen Orofino
	Name:	Richard Allen Orofino
	Title:	President

BIOLAB EQUIPMENT ATLANTIC, LTD.

	By:	/s/ Craig A. Sheldon
	Name:	Craig A. Sheldon
	Title:	Senior VP & CFO

ADMINSTRATIVE
AGENT & LENDERS:
BANK OF AMERICA, N.A.,
as Administrative Agent,

	By:	/s/ Matthew C. Correia
	Name:	Matthew C. Correia
	Title:	Vice President

BANK OF AMERICA, N.A.,
as Issuing Bank,
as Swing Line Bank and as a Lender

	By:	/s/ Richard N. Williams
	Name:	Richard N. Williams
	Title:	Senior Credit Products Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Kenneth E. LaChance
	Name:	Kenneth E. LaChance
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Patricia D. Georges
	Name:	Patricia D. Georges
	Title:	Vice President